Exhibit 23.1

Consent of Independent Auditor

We consent to the incorporation by reference in the registration statements of Revolution Lighting on Form S-3 (No. 333-140286) and on Forms S-8 (No. 333-23689, No. 333-32007, No. 333-70781, No. 333-123984, No. 333-150778, No. 333-172289, and No. 333-188719) of our report dated May 5, 2014 on our audits of the combined financial statements of Value Lighting, Inc. and Affiliates as of and for the years ended December 31, 2013 and 2012, all included in this Current Report on Form 8-K/A.

/s/ Frazier & Deeter

Frazier & Deeter

Atlanta, GA

May 22, 2014